                                                                   Exhibit 99.5

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the name and number to give the payer.

----------------------------------------------------------   -------------------------------------------------------
                                   GIVE THE                                                    GIVE THE NAME AND
                                   NAME AND SOCIAL                                             EMPLOYER
                                   SECURITY                                                    IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:          NUMBER OF--                FOR THIS TYPE OF ACCOUNT:        NUMBER OF--
----------------------------------------------------------   -------------------------------------------------------

1. Individual                      The individual            6. Sole proprietorship            The owner(3)

2. Two or more individuals         The actual owner of       7. A valid trust, estate, or      The legal entity(4)
   (joint account)                 the account or, if           pension trust
                                   combined funds, the
                                   first individual on
                                   the account(1)

3. Custodian account of a minor    The minor(2)              8. Corporate                      The corporation
   (Uniform Gift to Minors Act)

                                                             9.  Association, club,            The organization
                                                                 religious, charitable,
                                                                 educational, or other
                                                                 tax-exempt organization

4. a. The usual revocable          The grantor-trustee(1)    10. Partnership                   The partnership
      savings trust account
      (grantor is also trustee)

   b. So-called trust account      The actual owner(1)       11. A broker or registered        The broker or
      that is not a  legal or                                    nominee                       nominee
      valid trust under state law

5. Sole proprietorship             The owner(3)              12. Account with the Department   The public entity
                                                                 of Agriculture in the name
                                                                 of a public entity (such as
                                                                 a state or local
                                                                 government, school
                                                                 district, or prison) that
                                                                 receives agricultural
                                                                 program payments
----------------------------------------------------------   -------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.


PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding include the following:

- An organization exempt from tax under section 501(a), an individual retirement account, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

-     The United States or any of its agencies or instrumentalities thereof.

- A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities thereof.

- A foreign government or any of its political subdivisions, agencies or instrumentalities thereof.

- An international organization or any of its agencies or instrumentalities thereof.

Other payees that may be exempt from backup withholding include:

-     A corporation.

-     A financial institution.

- A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.

-     A real estate investment trust.

-     A common trust fund operated by a bank under section 584(a).

- An entity registered at all times during the tax year under the Investment Company Act of 1940.

-     A foreign central bank of issue.

- A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

-     A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

-     Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

- Payments of patronage dividends where the amount received is not paid in money.

-     Payments made by certain foreign organizations.

-     Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

-     Payments described in section 6049(b)(5) to nonresident aliens.

-     Payments on tax-free covenant bonds under section 1451.

-     Payments made by certain foreign organizations.

-     Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6045, 6050A and 6050N and their regulations.

PRIVACY ACT NOTICE.--Section 6109 requires you to give your taxpayer identification numbers to payers who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER-- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.